UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 12, 2012

SAFEWAY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-00041	94-3019135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of Principal Executive Offices)	(Zip Code)
(925) 467-3000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2012, the Executive Compensation Committee of our Board of Directors adopted updated forms of award agreements for performance share awards under our 2007 Equity and Incentive Award Plan and 2011 Equity and Incentive Award Plan. The updated forms of award agreements are attached as exhibits to this Current Report on Form 8-K.

Also on March 12, 2012, the following named executive officers received grants of performance share awards under our long-term incentive program (“LTIP”):

•	Steven A. Burd, Chairman, President and Chief Executive Officer

•	Robert L. Edwards, Executive Vice President and Chief Financial Officer

•	Diane M. Dietz, Executive Vice President and Chief Marketing Officer

•	Bruce L. Everette, Executive Vice President, Retail Operations

•	Larree M. Renda, Executive Vice President, President, Safeway Health Inc.

Our Proxy Statement, Annual Report to Stockholders and reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about our compensation plans and policies.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

10(iii).1*	Updated Form of Performance Share Award Grant Notice and Performance Share Award Agreement under the Safeway Inc. 2011 Equity and Incentive Award Plan

10(iii).2*	Updated Form of Performance Share Award Grant Notice and Performance Share Award Agreement under the Safeway Inc. 2007 Equity and Incentive Award Plan

________________________________
*Management contract, or compensatory plan or arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

March 16, 2012	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President,
Secretary & General Counsel

EXHIBIT INDEX

Exhibit
No.

10(iii).1*	Updated Form of Performance Share Award Grant Notice and Performance Share Award Agreement under the Safeway Inc. 2011 Equity and Incentive Award Plan

10(iii).2*	Updated Form of Performance Share Award Grant Notice and Performance Share Award Agreement under the Safeway Inc. 2007 Equity and Incentive Award Plan

________________________________
*Management contract, or compensatory plan or arrangement